Exhibit 10.23

MANAGEMENT RIGHTS AGREEMENT

THIS MANAGEMENT RIGHTS AGREEMENT (this “Agreement”) is effective as of May 2, 2005, by and among Carlyle Partners III Hawaii, L.P. (“CP III”), a Delaware limited partnership, CP III Coinvestment, L.P., a Delaware limited partnership (“Coinvest”), Carlyle Hawaii Partners, L.P., a Delaware limited partnership (“Hawaii Partners”), Hawaiian Telcom HoldCo, Inc., a Delaware corporation (“Holdco”), Hawaiian Telcom Communications, Inc., a Delaware corporation (“Hawaii Telcom”), Hawaiian Telcom, Inc., a Hawaii corporation (“Telcom”) and Hawaiian Telcom Services Company, Inc. (“Services”, collectively with Telcom, the “Telcom Entities”).

RECITALS

WHEREAS, (i) the Telecom Entities are wholly owned by Hawaii Telcom; (ii) Hawaii Telcom is wholly owned by Holdco; and (iii) CP III owns a majority of the Voting Securities (as defined below) of Holdco as of the date hereof;

WHEREAS, Coinvest, Hawaii Partners and CP III together own 100% of the equity interests of Holdco;

WHEREAS, Holdco, Hawaii Telcom and the Telcom Entities wish to provide CP III with certain rights with regard to the equity interests of Holdco held by CP III and to set forth their understanding with regard to the operations, control and management of the Holdco and the Telcom Entities; and

WHEREAS, CP III has requested to be granted, and Holdco, Hawaii Telcom and the Telcom Entities have agreed to grant to CP III, the right to review the books and records of Holdco and the Telcom Entities and their subsidiaries and consult with management of Holdco and the Telcom Entities and their subsidiaries regarding their and their subsidiaries operations.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficial Ownership” means the power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to (i) vote, or to direct the voting of, a security; and (ii) dispose, or to direct the disposition of, such security. “Beneficially Owns” shall mean having Beneficial Ownership.

(b) “Holdco Board” means the board of directors of Holdco.

(c) “Telcom Board” means the board of directors of Telcom.

(d) “Services Board” means the board of directors of Services.

(e) “Voting Securities” shall mean with respect to any entity, all debt or equity securities of such entity entitled to vote for the board of directors, board of managers or other similar body elected or appointed to manage the business of such entity.

2. Designation and Election of Directors.

(a) During the term of this Agreement, CP III shall be entitled to nominate one director to serve as a member of the Holdco Board (the “Holdco Nominee”).

(b) During the term of the Agreement, Holdco and Hawaii Telcom agree that CP III shall be entitled to nominate one director to serve as a member of the Telcom Board (the “Telcom Nominee”) and one director to serve as a member of the Telcom Services Board (the “Services Nominee”).

(c) CP III hereby designates James A. Attwood, Jr. as the Holdco Nominee, as the Telcom Nominee and as the Services Nominee.

(d) With respect to the Telcom Nominee and the Services Nominee, each of Holdco and Hawaii Telcom agrees to (i) vote (at any regular or special meeting of the Telcom Entities) or cause its direct and indirect subsidiaries to vote all of the Voting Securities of the Telcom Entities then Beneficially Owned by it (whether so Beneficially Owned as of the date hereof or hereafter acquired) in favor of, or otherwise to consent to the election or appointment of the Telcom Nominee to the Telcom Board and the Services Nominee to the Services Board; and (ii) take all other actions necessary and appropriate (whether by vote or consent or otherwise) to cause the election or appointment of the Telcom Nominee to the Telcom Board and the Services Nominee to the Services Board.

(e) If the Holdco Nominee, Telcom Nominee or Services Nominee shall be unable or unwilling to serve prior to his or her election or appointment to the applicable Holdco Board, Telcom Board or Services Board, CP III shall be entitled to nominate a replacement who shall then be the respective Holdco Nominee, Telcom Nominee or Services Nominee for the purposes of this Agreement. If, following election or appointment to the Holdco Board, Telcom Board or Services Board, the Holdco Nominee, Telcom Nominee or Services Nominee shall resign or be removed for cause or be unable to serve by reason of death or disability, CP III shall, within 30 days of such event, notify the respective Holdco Board, Telcom Board or Services Board in writing of a replacement, and all parties hereto shall take such steps as may be necessary to elect or appoint such replacement to the Holdco Board, Telcom Board or the Services Board to fill the unexpired term of the respective Holdco Nominee, Telcom Nominee or Services Nominee.

(f) Each party hereto agrees not to take any action without the written consent of CP III, which consent may be given or withheld in CP III’s sole discretion, to remove, whether or not for cause, the Holdco Nominee from the Holdco Board, the Telcom Nominee from the Telcom Board or the Services Nominee from the Services Board following his or her election thereto, including, without limitation, by decreasing the size of the Holdco Board, the

Telcom Board or the Services Board such that there are an insufficient number of directors on the Holdco Board, the Telcom Board or the Services Board to permit CP III to exercise its rights to nominate the Holdco Nominee to the Holdco Board, the Telcom Nominee to the Telcom Board or the Services Nominee to the Services Board pursuant to this Section 2.

3. Proxy.

With respect to the Telcom Nominee and the Services Nominee, for so long as this Agreement is in effect, if Holdco or Hawaii Telcom fails or refuses to vote or cause its subsidiary to vote the Voting Securities as provided in Section 2 hereof, without further action by the Telcom Entities, Hawaii Telcom or Holdco, CP III shall have an irrevocable proxy to vote such Voting Securities in accordance with this Agreement, and each of Holdco and Hawaii Telcom hereby grants to CP III such irrevocable proxy.

4. Information.

(a) Holdco and the Telcom Entities shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of Holdco and the Telcom Entities or their subsidiaries (as the case may be) in accordance with GAAP, to the extent GAAP is applicable. Holdco and the Telcom Entities shall provide CP III with reasonable access to the books and records of Holdco and the Telcom Entities and their subsidiaries, including without limitation, financial data (including projections) and operating data covering each of such entities, their businesses, operation and financial performance (the “Books and Records”). Holdco and the Telcom Entities shall, and shall cause their subsidiaries to, provide CP III with reasonable access to all Books and Records during regular business hours and allow CP III to make copies and abstracts thereof.

(b) CP III shall have the right to consult from time to time with management of Holdco and each of the Telcom Entities and their subsidiaries at their respective place of business regarding operating and financial matters.

5. Acceptance and Acknowledgment.

Holdco and the Telcom Entities hereby acknowledge and agree to the rights granted to CP III hereunder.

6. Miscellaneous.

(a) Each party hereto agrees to execute and deliver such documents and take such further actions as may be necessary or desirable to effect the purposes and objectives of this Agreement.

(b) This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto. The waiver by any party of such party’s rights under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent subsequent enforcement of such rights or of any other rights.

(c) This Agreement with respect to the Telcom Entities shall automatically terminate when CP III and all of its affiliates collectively no longer Beneficially Own any Voting Securities of either of the Telcom Entities and this Agreement with respect to Holdco shall automatically terminate when CP III and all of its affiliates collectively no longer Beneficially Own any Voting Securities of Holdco.

(d) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, to the following parties at the following addresses or to such other parties and at such other addresses as shall be specified by like notices:

if to CP III, Coinvest or Hawaii Partners at:

The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Suite 220 South

Washington, D.C. 20004 U.S.A.

Attn: Jeremy Anderson

with a copy to:

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022

Attn: Ronald Hopkinson

if to Holdco, Hawaii Telcom, Telcom or Telcom Services at their respective registered office.

with a copy to:

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022

Attn: Ronald Hopkinson

Notice so given shall be deemed to be given and received on the second business day after sending by recognized overnight delivery service, return receipt requested.

(e) The parties acknowledge and agree that the breach of the provisions of this Agreement by any party could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

(f) The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying CP III’s investment through Holdco and Hawaii Telcom in the Telcom Entities as a “venture capital investment” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. § 2510.3-101. In the event the aforementioned rights are not satisfactory for such purposes, the parties will reasonably cooperate in good faith to agree upon mutually satisfactory management rights that will satisfy such regulations.

(g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

(h) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, administrators, executors, successors and assigns. CP III may assign its rights and interest in this Agreement to any of its affiliates without need for the consent of any other party hereto, and each of such other parties agrees that it will acknowledge such an assignment upon the request by CP III.

(i) The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(j) The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

(k) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(l) When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CARLYLE PARTNERS III HAWAII, L.P.

By: TC GROUP III, L.P., its general partner

By: TC GROUP III, L.L.C., its general partner

By: TC Group, L.L.C., its managing member

By: TCG Holdings, L.L.C., its managing member

By:	/s/ Illegible
Name:
Title:

CP III COINVESTMENT, L.P.

By: TC GROUP III, L.P., its general partner

By: TC GROUP III, L.L.C., its general partner

By: TC Group, L.L.C., its managing member

By: TCG Holdings, L.L.C., its managing member

By:	/s/ Illegible
Name:
Title:

CARLYLE HAWAII PARTNERS, L.P.

By: TC GROUP III, L.P., its general partner

By: TC GROUP III, L.L.C., its general partner

By: TC Group, L.L.C., its managing member

By: TCG Holdings, L.L.C., its managing member

By:	/s/ Illegible
Name:
Title:

HAWAIIAN TELCOM HOLDCO, INC.

By:	/s/ Michael S. Ruley
Name:
Title:

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:	/s/ Michael S. Ruley
Name:
Title:

HAWAIIAN TELCOM, INC.

By:	/s/ Michael S. Ruley
Name:
Title:

HAWAIIAN TELCOM SERVICES COMPANY, INC.

By:	/s/ Michael S. Ruley
Name:
Title: